                                                                     EXHIBIT (N)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                        Discover Card Master Trust I
                       Series 1997-4 Monthly Statement
                   Class A Certificate CUSIP #25466KBK4
                   Class B Certificate CUSIP #25466KBL2

Distribution Date: December 15, 1999            Month Ending:  November 30, 1999

Pursuant to the Series Supplement dated as of October 31, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.    Payments for the benefit of investors in Series 1997-4 on this Distribution Date
      --------------------------------------------------------------------------------
         (per $1000 of Class Initial Investor Interest)
         ----------------------------------------------

      Series  1997-4                            Total               Interest     Principal
         Class A      30 days at 5.470000000%  $4.558333333     $4.558333333  $0.000000000

         Class B      30 days at 5.650000000%  $4.708333333     $4.708333333  $0.000000000

2.    Principal Receivables at the end of November, 1999
      --------------------------------------------------
  (a) Aggregate Investor Interest                         $19,465,953,000.00

      Seller Interest                                      $8,029,121,316.51

      Total Master Trust                                  $27,495,074,316.51

  (b) Group One Investor Interest                         $16,915,953,000.00

  (c) Group Two Investor Interest                          $2,550,000,000.00

  (d) Series 1997-4 Investor Interest                        $789,474,000.00

  (e) Class A Investor Interest                              $750,000,000.00

      Class B Investor Interest                               $39,474,000.00

3.    Allocation of Receivables Collected During November, 1999
      ----------------------------------------------------------
                                                                Finance Charge          Principal       Yield Collections /
                                                                 Collections           Collections         Additional Funds
  (a) Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation                             $316,053,455.62     $2,950,446,666.21                 $0.00

      Seller Allocation                                         $117,590,908.53     $1,097,743,745.80                 $0.00

  (b) Group One Allocation                                      $274,651,259.95     $2,563,945,686.62                 $0.00

  (c) Group Two Allocation                                       $41,402,195.67       $386,500,979.59                 $0.00

  (d) Series 1997-4 Allocations                                  $12,818,093.76       $119,660,460.39                 $0.00

  (e) Class A Allocations                                        $12,177,167.39       $113,677,234.96                 $0.00

      Class B Allocations                                           $640,926.37         $5,983,225.43                 $0.00

  (f) Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 1999                                                                              14.92%

  (g) Finance Charge Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 1999                                                                               1.60%

  (h) Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 1999                                                                              16.52%

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")
      ---------------------------------------------------------------------
                        Deposits into the    Deficit Amount
                        SPFAs on this           on this              SPFA          Investment
                        Distribution Date    Distribution Date       Balance        Income
      Series 1997-4           $0.00                0.00               $0.00         $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------
                                                                             Total Payments
                         Amount Paid on this   Deficit Amount                 through this
                          Distribution Date     on this Distribution Date     Distribution Date
      Series 1997-4                 $0.00                            $0.00               $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")
      --------------------------------------------------------------------
                                         Deposits into the SIFA
                                         on this Distribution Date      SIFA Balance
      Series 1997-4                                 $3,604,606.75            $0.00

7.    Pool Factors for November, 1999
      --------------------------------
      Class A                                                 1.00000000

      Class B                                                 1.00000000

8.    Investor Charged-Off Amount
      ---------------------------
                                                                    Cumulative Investor
                                          This Distribution Date     Charged-Off Amount
  (a) Group One                                   $84,592,246.10                $0.00

  (b) Group Two                                   $12,751,824.72                $0.00

  (c) Series 1997-4                                $3,947,956.92                $0.00

  (d) Class A                                      $3,750,552.40                $0.00

      Class B                                        $197,404.52                $0.00

  (e) As an annualized percentage of
      Principal Receivables at the
      beginning of November, 1999                           6.00%                 N/A

9.    Investor Losses on this Distribution Date
      -----------------------------------------
                                                                                Per $1,000 of original
                                                                      Total       invested Principal
  (a) Group One                                                         $0.00          $0.00

  (b) Group Two                                                         $0.00          $0.00

  (c) Series 1997-4                                                     $0.00          $0.00

  (d) Class A                                                           $0.00          $0.00

      Class B                                                           $0.00          $0.00

10.   Reimbursement of Investor Losses on this Distribution Date
      ----------------------------------------------------------
                                                                                Per $1,000 of original
                                                                      Total       invested Principal
  (a) Group One                                                         $0.00          $0.00

  (b) Group Two                                                         $0.00          $0.00

  (c) Series 1997-4                                                     $0.00          $0.00

  (d) Class A                                                           $0.00          $0.00

      Class B                                                           $0.00          $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses
      ------------------------------------------------
                                                                                   Per $1,000 of original
                                                                       Total         invested Principal
  (a) Group One                                                          $0.00          $0.00

  (b) Group Two                                                          $0.00          $0.00

  (c) Series 1997-4                                                      $0.00          $0.00

  (d) Class A                                                            $0.00          $0.00

      Class B                                                            $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
  (a)  Group One                                                                $28,193,254.98

  (b)  Group Two                                                                 $4,250,000.00

  (c)  Series 1997-4                                                             $1,315,790.00

  (d)  Class A                                                                   $1,250,000.00

       Class B                                                                      $65,790.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------
                                                                               As a percentage of
                                                                  Total      Class A Invested Amount
     Series 1997-4 Class B                                    $98,684,250.00      13.1579%

14.  Total Available Credit Enhancement Amounts
     -------------------------------------------
                                                     Shared Amount       Class B Amount
  (a)  Maximum Amount                                      $0.00        $59,210,550.00

  (b)  Available Amount                                    $0.00        $59,210,550.00

  (c)  Amount of Drawings on Credit Enhancement
         on this Distribution Date                         $0.00                 $0.00

  (d)  Credit Enhancement Fee on this
         Distribution Date                                                  $16,563.18

15.  Delinquency Summary
     --------------------
     Master Trust Receivables Outstanding at the end of November, 1999       $27,916,715,840.16

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding
     30-59 days         $723,521,987.13          2.59%

     60-179 days      $1,305,675,492.24          4.68%

16.  Excess Spread Percentages on this Distribution Date (1)
     ---------------------------------------------------
  (a)  Group One (2)                             5.73%

  (b)  Group Two (2)                             5.08%

  (c)  Series 1997-4 (3)                         5.98%

17.  Net Charge-Offs on this Distribution Date (4)
     -----------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of November, 1999          5.20%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -----------------------------

                                        Vice President
-------------------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)), (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1997-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 31, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-4 Master Trust Certificates for the Distribution Date occurring on December 15, 1999:

 1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.   The aggregate amount of Collections processed during November, 1999
      is equal to                                                                                              $4,481,834,776.16

 4.   The aggregate amount of Class A Principal Collections processed during
      November, 1999 is equal to                                                                                 $113,677,234.96

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during November, 1999 is equal to                                                                           $12,177,167.39

 6a.  The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during November, 1999 is equal to                                                           $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                                     $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.   The sum of all amounts payable to the Class A Certificateholders
      on the current Distribution Date is equal to                                                                 $3,418,750.00

 9.   The aggregate amount of Class B Principal Collections processed during
      November, 1999 is equal to                                                                                   $5,983,225.43

10.   The aggregate amount of Class B Finance Charge Collections processed
      during November, 1999 is equal to                                                                              $640,926.37

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during November, 1999 is equal to                                                           $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                                     $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.   The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                                                   $185,856.75

14 Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 1999.

                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer